UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ____________________________________________________

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 15, 2005



                         INTERNATIONAL DEVELOPMENT CORP.
             (Exact name of registrant as specified in its charter)



                                     NEVADA
         (State or other jurisdiction of incorporation or organization)


            000-31343                                     36-4567500
     (Commission File Number)                  (IRS Employer Identification No.)

  534 DELAWARE AVENUE, SUITE 412
        BUFFALO, NEW YORK                                    14202
   (principal executive offices)                          (Zip Code)


                                 (416) 490-0254
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written  communications  pursuant  to  Rule  425  under  the Securities Act

[_]  Soliciting  material  pursuant  to  Rule  14a-12  under  the  Exchange  Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act


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ITEM  3.02     UNREGISTERED  SALES  OF  EQUITY  SECURITIES.

     As previously reported by International Development Corp. (the "Registrant"), on September 23, 2004, Betty-Ann Harland acquired 15,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") of the Registrant for the sum of $25,000. Ms. Harland acquired the shares of the Common Stock from the Registrant. The Common Stock issued to Ms. Harland on September 23, 2004 was exempt under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Ms. Harland had access to information about the Registrant and the shares of Common Stock issued to Ms. Harland contained the appropriate restrictive legend restricting their transferability absent registration or an available exemption. Pursuant to the acquisition agreement related to the Common Stock, the shares of the Common Stock acquired by Ms. Harland could be converted into shares of the Registrant's voting preferred stock upon terms to be determined subsequent to the acquisition of the Common Stock by Ms. Harland.

     On January 15, 2005, Ms. Harland exchanged the 15,000,000 shares of Common Stock owned by her for 1,000,000 shares of the Series A Preferred Stock. Ms. Harland owns zero shares of the Common Stock on the date of this Current Report. The issuance of the Series A Preferred Stock issued to Ms. Harland on January 15, 2005 was exempt under Section 4(2) of the Act. Ms. Harland had access to information about the Registrant and the shares of Series A Preferred Stock issued contained the appropriate restrictive legend restricting their transferability absent registration or an available exemption.

     On July 11, 2005, the Registrant's directors approved the surrender to the Registrant and cancellation of 900,000 Series A Preferred shares held by Ms. Harland. Further, on September 20, 2005, Ms. Harland disposed of 35,000 shares of the Series A Preferred Stock. As a result, Ms. Harland owns 65,000 shares of the Series A Preferred Stock on the date of this Current Report. Each share of the Series A Preferred Stock is convertible into 200 shares of Common Stock. Each share of the Series A Preferred Stock entitles the holder to 200 votes of the Registrant's Common Stock. The 65,000 shares of the Series A Preferred Stock owned by Ms. Harland equal the voting power of 13,000,000 shares of the Common Stock.

     On July 11, 2005, the Registrant's directors authorized the issuance of 1,000,000 shares of the Series B Preferred Stock to Ms. Harland in consideration for $1,000 cash. The issuance of the Series B Preferred Stock issued to Ms. Harland on July 11, 2005 was exempt under Section 4(2) of the Act. Ms. Harland had access to information about the Registrant and the shares of Series B Preferred Stock issued contained the appropriate restrictive legend restricting their transferability absent registration or an available exemption. The shares of the Series B Preferred stock are not convertible into shares of the Registrant's Common Stock. Each share of the Series B Preferred Stock entitles the holder to 500 votes of the Registrant's Common Stock. Ms. Harland owns 1,000,000 shares of the Series B Preferred Stock on the date of this Current Report. The 1,000,000 shares of the Series B Preferred Stock are equal to the voting power of 500,000,000 shares of the Common Stock.

     As the result of her ownership of the Series A Preferred Stock and the Series B Preferred Stock, Ms. Harland has the power to vote a total of 513,000,000 shares of the Registrant's Common Stock on the date of this Current Report.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 11, 2005            INTERNATIONAL DEVELOPMENT CORP.


                                   By /s/Betty-Ann Harland
                                      ------------------------------------------
                                      Betty-Ann Harland, Chief Executive Officer


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